UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2010

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:                                         Unregistered Sales of Equity Securities.

On April 2, 2010 and April 7, 2010, Appliance Recycling Centers of America, Inc. (the “Company”) sold 775,000 and 140,000 shares (the “Shares”) of its common stock, no par value, respectively, in a private placement at a price of $2.00 per share.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Act, pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder as a transaction not involving a public offering.  The Shares were sold exclusively to accredited investors as defined by Rule 501(a) of the Act.

In connection with the sale of the Shares, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Shares.

On April 2, 2010, the Company issued a press release announcing the sale of the Shares.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01:                                         Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release dated April 2, 2010
Exhibit 99.2	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: April 8, 2010	/s/ Peter P. Hausback
Peter P. Hausback
Executive Vice President & Chief Financial Officer